UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

VERTICAL DATA, INC.

(Exact name of registrant as specified in its charter)

Nevada	99-2841705
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1980 Festival Plaza Drive Suite 300 Las Vegas, NV	89135
(Address of principal executive offices)	(Zip Code)

Securities to be registered to Section 12(b) of the Act:

None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☒

If this form relates to the registration of a class of securities concurrently with Regulation A offering, check the following box. ☐

Securities Act registration statement to which this form relates: 333-284187

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
Common Stock, par value $0.001 per share	N/A

Item 1. Description of Registrant’s Securities to Be Registered.

The description of the Common Stock of the Registrant is set forth under the caption “Description of Securities” in the Amendment No. 6 to the Registrant’s Registration Statement on Form S-1 (File No. 333-284187), as filed with the Securities and Exchange Commission (“SEC”) on June 25, 2025, as amended, which description is herein incorporated by reference.

Item 2. Exhibits.

The following Exhibits are incorporated herein by reference from the Registrant’s Registration Statement on Form S-1 originally filed with the Securities and Exchange Commission (SEC File Number 333-284187) on January 10, 2025. Such exhibits are incorporated herein by reference pursuant to Rule 12b-32:

Exhibit No.	Document Description
3.1	Articles of Incorporation of Vertical Data, Inc.
3.2	Bylaws of Vertical Data, Inc.

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

VERTICAL DATA, INC.

Date: January 12, 2026	By:	/s/ Deven Soni
Deven Soni
Chairman, President and Chief Executive Officer